EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-276303, 333-237644, 333-235881, 333-197713, 333-126924, and 333-91863 on Form S-8 and Registration Statement No. 333-275907 on Form S-3 of our reports dated February 26, 2026, relating to the financial statements of Tanger Inc. and subsidiaries (the "Company") and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 26, 2026